Exhibit 99.1

Kairos Pharma Announces Presentation of New Phase 1 Data on ENV105 Combination Therapy in Non-Small Cell Lung Cancer at the World Lung Cancer Conference September 6-9, 2025

LOS ANGELES — September 3, 2025 — Kairos Pharma, Ltd. (NYSE American: KAPA), a clinical-stage biopharmaceutical company focused on innovative cancer therapeutics, today announces participation and presentation of initial Phase 1 data of ENV105 in non-small cell lung cancer by Principal Investigator Dr. Karen Reckamp. Dr. Reckamp will present at the World Lung Cancer Conference which takes place September 6-9, 2025, at the Fira de Barcelona Gran Via in Barcelona, Spain.

Dr. Reckamp’s presentation, “Combination of Osimertinib and Carotuximab for Advanced, EFGR-Mutated Non-Small Cell Lung Cancer Patients,” focuses on combination therapy of ENV105 with osimertinib for the treatment of non-small cell lung cancer. More information on the trial can be found here.

The primary objective of the open-label trial is to evaluate the safety and tolerability of the combination therapy.

About Kairos Pharma, Ltd.

Based in Los Angeles, California, Kairos Pharma Ltd. (NYSE American: KAPA) aims to work at the forefront of oncology therapeutics, utilizing structural biology to overcome drug resistance and immune suppression in cancer. Our lead candidate, ENV105, is an antibody that targets CD105 – a protein identified as a key driver of resistance to various cancer treatments. Elevation of CD105 in response to standard therapy results in resistance and disease relapse. ENV105 aims to reverse drug resistance by targeting CD105 and restore the effectiveness of standard therapies across multiple cancer types. Currently, ENV105 is in a Phase 2 clinical trial for castrate-resistant prostate cancer and a Phase 1 trial for lung cancer aimed at addressing significant unmet medical needs. For more information, visit kairospharma.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “hopes” or the negative of these or similar terms. The reader is cautioned not to rely on these forward-looking statements. If underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kairos Pharma. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including: our expectations regarding the success and/or completion of our Phase 2 clinical trial; our success in completing newly initiated clinical trials, commence new trials, and obtain regulatory approval following the conclusion of such trials; challenges and uncertainties inherent in product research and development; and the uncertainty regarding future commercial success. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking statements discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us, including those described in Kairos Pharma’s Annual Report on Form 10-K, as amended, and our other filings made with the Securities and Exchange Commission. We are not obligated to publicly update or revise any forward-looking statement, and Kairos Pharma is not required to update any forward-looking statement as a result of new information or future events or developments, except as required by U.S. federal securities laws.

Contact:

CORE IR

investors@kairospharma.com

https://investors.kairospharma.com/overview/default.aspx